Exhibit 99.1
P.O. BOX 3795         HOUSTON, TEXAS 77253         TEL 832 357 3000         FAX 832 357 5503

For more information:	Dennis Barber, Investor Relations: 832-357-3042 Laurie Fickman, Media Relations: 832-357-7720 www.rrienergy.com

For immediate release:	May 6, 2010
RRI Energy Reports First Quarter 2010 Results
•	Announced RRI Energy and Mirant merger of equals to create GenOn Energy
•	Significant near-term value creation driven by $150 million annual cost savings
•	Strengthened balance sheet and enhanced financial flexibility
•	Increased scale and geographic diversity across regions
•	Well positioned to benefit from improvement in market conditions
•	Closing expected before the end of 2010
•	Captured additional $54 million in future forward capacity and PPA revenue
•	First quarter financial results reflect depressed commodity prices and weak economic conditions
•	Elrama and Niles power plant non-cash impairments totaling $248 million charged in first quarter
HOUSTON — RRI Energy, Inc. today is reporting open EBITDA of $25 million for the first quarter of 2010, compared to $6 million for the first quarter of 2009. The improvement was primarily due to improved capacity prices and lower general and administrative costs. Adjusted EBITDA was $32 million in the first quarter of 2010, compared to $20 million in the first quarter of 2009. Free cash flow provided by continuing operations during the first quarter of 2010 was $61 million, compared to $45 million for the first quarter of 2009.
“Our recently announced merger with Mirant Corporation will create significant near term value for shareholders while preserving the fundamental value proposition of a recovery in commodity prices and supply and demand fundamentals,” said Mark Jacobs, president and chief executive officer of RRI Energy. “Our focus continues to be on those items which we can control including operating the business efficiently and effectively, managing risk from the current weak market environment and positioning the business to create long-term value.”
The loss from continuing operations before income taxes for the first quarter of 2010 was $214 million, compared to $140 million for the first quarter of 2009. The 2010 reported results include impairments of long-lived assets totaling $248 million, net unrealized gains from energy derivatives of $127 million and a $17 million charge for Western states litigation and similar settlements. The reported numbers for 2009 include net unrealized losses from energy derivatives of $44 million. Operating cash flow from continuing operations was $176 million for the first quarter of 2010, compared to $199 million for the first quarter of 2009.

1

Last year First Energy announced that it planned to move from the Midwest ISO to PJM in 2011. In connection with that move, three of RRI’s power plants, Avon Lake, New Castle and Niles will also move to PJM. During the first quarter of 2010, PJM conducted integration capacity auctions for planning year 2011 and planning year 2012. For planning year 2011, RRI sold approximately 1,150 MW of capacity and for planning year 2012, RRI sold approximately 750 MW of capacity from those plants. The future forward capacity revenue from all capacity sold in the integration auctions totals approximately $54 million.
Open EBITDA Reconciliation

($ millions)	1Q2010	1Q2009
Loss from continuing operations before income taxes	($214)	($140)
Unrealized (gains) losses on energy derivatives	(127)	44
Western states litigation and similar settlements	17	—
Severance	—	1
Long-lived assets impairments	248	—
Depreciation and amortization	62	68
Interest expense, net	46	47

Adjusted EBITDA	$32	$20
Hedges and other items	(7)	4
Gains on sales of assets and emission and exchange allowances, net	—	(18)

Open EBITDA	$25	$6
Free Cash Flow from Continuing Operations Reconciliation

($ millions)	1Q2010	1Q2009
Operating cash flow from continuing operations	$176	$199
Change in margin deposits, net	(97)	(106)

Adjusted cash flow provided by continuing operations	$79	$93
Maintenance capital expenditures	(6)	(19)
Environmental capital expenditures and capitalized interest	(12)	(36)
Emission and exchange allowances activity, net	—	7

Free cash flow provided by continuing operations	$61	$45

2

Non-GAAP Financial Measures
This press release and the attached financial tables include the following non-GAAP financial measures:
•	EBITDA
•	Adjusted EBITDA
•	Open EBITDA
•	Adjusted cash flow provided by continuing operations
•	Free cash flow provided by continuing operations
•	Open energy gross margin
•	Other margin
•	Open gross margin
•	Total Controllable Costs
•	Total Controllable Costs/MWh
•	Total Controllable Costs/MW capacity
•	Gross debt
•	Net debt
•	Operation and maintenance, excluding severance
•	General and administrative, excluding severance
A reconciliation of these financial measures and the most directly comparable GAAP measures is included above or in the attached financial tables. Additional information regarding these measures, including a discussion of their usefulness and purpose, is included in the Form 8-K furnished along with this press release. Certain factors that could affect GAAP financial measures are not accessible on a forward-looking basis, but could be material to future reported earnings and cash flows.
Webcast Of Earnings Conference Call
RRI Energy will host its first quarter 2010 earnings conference call beginning at 10:00 a.m. Eastern Time on Thursday, May 6, 2010. The conference call will be webcast live with audio and slides at www.rrienergy.com in the investor relations section. A replay of the call can be accessed approximately two hours after the call’s completion.
About RRI Energy, Inc.
RRI Energy, Inc. (NYSE:RRI) based in Houston, provides electricity to wholesale customers in the United States. The company is one of the largest independent power producers in the nation with more than 14,000 megawatts of power generation capacity across the United States. These strategically located generating assets use natural gas, fuel oil and coal. RRI routinely posts all important information on its web site at www.rrienergy.com.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that contain projections, estimates or assumptions about our revenues, income, capital structure and other financial items, our plans and objectives for future operations or about our future economic performance, possible transactions, dispositions, financings or offerings, and our view of economic and market conditions. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking.

3

Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including, but not limited to, statements about the benefits of the proposed merger involving us and Mirant Corporation, including future financial position and operating results and the expected timing or ability to obtain necessary approvals and financing and to complete the merger, legislative, regulatory and/or market developments, the outcome of pending or threatened lawsuits, regulatory or tax proceedings or investigations, the effects of competition or regulatory intervention, financial and economic market conditions, access to capital, the timing and extent of changes in law and regulation (including environmental), commodity prices, prevailing demand and market prices for electricity, capacity, fuel and emission allowances, weather conditions, operational constraints or outages, fuel supply or transmission issues, hedging ineffectiveness and other factors we discuss or refer to in the “Risk Factors” sections of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Our filings and other important information are also available on the Investor Relations page of our website at www.rrienergy.com.
Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
This news release contains non-GAAP measures as defined by the Securities and Exchange Commission rules. Reconciliations of these measures to the most directly comparable GAAP measures are contained herein or within our earnings release and the financial tables attached thereto, which are available, together with this news release, on our investors page at www.rrienergy.com. To the extent required, statements disclosing the utility and purposes of these measures are set forth in Item 2.02 to our current report on Form 8-K accompanying the earnings release, which is available on our web site.
Certain factors that could affect GAAP financial measures are not accessible on a forward-looking basis, but could be material to future reported earnings and cash flows.
Additional Information And Where To Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between RRI Energy and Mirant Corporation, RRI Energy will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of RRI Energy and Mirant that also constitutes a prospectus of RRI Energy. RRI Energy and Mirant will distribute the joint proxy statement/prospectus to their respective shareholders. RRI Energy and Mirant urge investors and shareholders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from RRI Energy’s website (www.rrienergy.com) under the tab “Investor Relations” and then under the heading “Company Filings.” You may also obtain these documents, free of charge, from Mirant’s website (www.mirant.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”
Participants In The Merger Solicitation
RRI Energy, Mirant, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from RRI Energy and Mirant shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of RRI Energy and Mirant shareholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about RRI Energy’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2010. You can find information about Mirant’s executive officers and directors in its definitive proxy statement filed with the SEC on March 26, 2010 and supplemented on April 28, 2010. Additional information about RRI Energy’s executive officers and directors and Mirant’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from RRI Energy and Mirant using the contact information above.
###

4

RRI Energy, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended March 31,
	2010	2009
	(Unaudited)
	(thousands of dollars, except per share amounts)

Revenues:
Revenues (including $105,840 and $(4,288) unrealized gains (losses))	$604,710	$466,184

Expenses:
Cost of sales (including $21,263 and $(39,455) unrealized gains (losses))	266,801	324,674
Operation and maintenance	160,415	157,146
General and administrative	20,718	29,014
Western states litigation and similar settlements	17,000	—
Gains on sales of assets and emission and exchange allowances, net	(417)	(18,930)
Long-lived assets impairments	247,715	—
Depreciation and amortization	62,320	67,858

Total operating expense	774,552	559,762

Operating Loss	(169,842)	(93,578)

Other Income (Expense):
Interest expense	(46,041)	(46,919)
Interest income	216	248
Other, net	1,560	592

Total other expense	(44,265)	(46,079)

Loss from Continuing Operations Before Income Taxes	(214,107)	(139,657)
Income tax expense (benefit)	62,084	(33,876)

Loss from Continuing Operations	(276,191)	(105,781)
Loss from discontinued operations	(515)	(45,632)

Net Loss	$(276,706)	$(151,413)

Basic/Diluted Loss Per Share:
Loss from continuing operations	$(0.78)	$(0.30)
Loss from discontinued operations	—	(0.13)

Net loss	$(0.78)	$(0.43)

Weighted Average Common Shares Outstanding (in thousands):
- Basic	353,307	350,487
- Diluted	353,307	350,487
Reference is made to RRI Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2009

RRI Energy, Inc. and Subsidiaries
Results of Operations by Segment
and Adjusted and Open Data
(Unaudited)

	Three Months Ended March 31,
	2010	2009	Change
	(millions of dollars)

East coal open gross margin (1)	$137	$126	$11
East gas open gross margin (1)	49	39	10
West open gross margin (1)	12	12	—
Other open gross margin (1)	6	13	(7)

Total	204	190	14

Operation and maintenance, excluding severance	(160)	(156)	(4)
General and administrative, excluding severance	(21)	(29)	8
Other income, net	2	1	1

Open EBITDA	25	6	19

Hedges and other items	7	(4)	11
Gains on sales of assets and emission and exchange allowances, net	—	18	(18)

Adjusted EBITDA	32	20	12

Unrealized gains (losses) on energy derivatives	127	(44)	171
Western states litigation and similar settlements	(17)	—	(17)
Severance (2)	—	(1)	1
Long-lived assets impairments	(248)	—	(248)

EBITDA	(106)	(25)	(81)

Depreciation and amortization	(62)	(68)	6
Interest expense, net	(46)	(47)	1

Loss from continuing operations before income taxes	$(214)	$(140)	$(74)

(1)	Segment profitability measure consists of open energy gross margin and other margin.

(2)	Includes severance classified in operation and maintenance expense.
Reference is made to RRI Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2009

RRI Energy, Inc. and Subsidiaries
Consolidated Balance Sheets

	March 31, 2010	December 31, 2009
	(Unaudited)
	(thousands of dollars, except per share amounts)
ASSETS
Current Assets:
Cash and cash equivalents	$1,124,069	$943,440
Restricted cash	28,835	24,093
Accounts and notes receivable, principally customer, net	114,453	152,569
Inventory	293,066	331,584
Derivative assets	201,626	132,062
Margin deposits	166,364	198,582
Prepayments and other current assets	90,914	86,844
Current assets of discontinued operations ($40,530 and $55,855 of margin deposits)	88,748	108,476

Total current assets	2,108,075	1,977,650

Property, plant and equipment, gross	5,924,765	6,330,879
Accumulated depreciation	(1,611,547)	(1,728,566)

Property, Plant and Equipment, net	4,313,218	4,602,313

Other Assets:
Other intangibles, net	300,390	305,913
Derivative assets	91,656	53,138
Prepaid lease	282,700	277,370
Other ($29,212 and $33,793 accounted for at fair value)	190,673	239,078
Long-term assets of discontinued operations	5,224	5,232

Total other assets	870,643	880,731

Total Assets	$7,291,936	$7,460,694

LIABILITIES AND EQUITY

Current Liabilities:
Current portion of long-term debt and short-term borrowings	$401,090	$404,505
Accounts payable, principally trade	118,251	142,787
Derivative liabilities	132,441	151,461
Margin deposits	67,590	2,860
Other	253,673	169,898
Current liabilities of discontinued operations ($13,309 and $11,000 of margin deposits)	62,494	58,452

Total current liabilities	1,035,539	929,963

Other Liabilities:
Derivative liabilities	56,229	61,436
Other	259,931	260,547
Long-term liabilities of discontinued operations	13,556	13,700

Total other liabilities	329,716	335,683

Long-term Debt	1,949,744	1,949,771
Commitments and Contingencies
Temporary Equity Stock-based Compensation	5,132	6,890
Stockholders’ Equity:
Preferred stock; par value $0.001 per share (125,000,000 shares authorized; none outstanding)	—	—
Common stock; par value $0.001 per share (2,000,000,000 shares authorized; 353,413,315 and 352,785,985 issued)	114	114
Additional paid-in capital	6,264,565	6,259,248
Accumulated deficit	(2,249,342)	(1,972,389)
Accumulated other comprehensive loss	(43,532)	(48,586)

Total stockholders’ equity	3,971,805	4,238,387

Total Liabilities and Equity	$7,291,936	$7,460,694

Reference is made to RRI Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2009

RRI Energy, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2010	2009
	(thousands of dollars)
Cash Flows from Operating Activities:
Net loss	$(276,706)	$(151,413)
Loss from discontinued operations	515	45,632

Loss from continuing operations	(276,191)	(105,781)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation and amortization	62,320	67,858
Deferred income taxes	62,134	(33,771)
Net changes in energy derivatives	(125,805)	43,743
Gains on sales of assets and emission and exchange allowances, net	(417)	(18,930)
Western states litigation and similar settlements	17,000	—
Long-lived assets impairments	247,715	—
Other, net	(1,850)	4,800
Changes in other assets and liabilities:
Accounts and notes receivable, net	37,219	86,831
Inventory	38,518	21,219
Margin deposits, net	96,948	105,783
Net derivative assets and liabilities	875	(10,298)
Accounts payable	(22,217)	2,287
Other current assets	(536)	(5,102)
Other assets	(8,486)	(4,221)
Taxes payable/receivable	1,190	(2,689)
Other current liabilities	43,757	40,076
Other liabilities	3,412	7,271

Net cash provided by continuing operations from operating activities	175,586	199,076
Net cash provided by discontinued operations from operating activities	25,922	289,161

Net cash provided by operating activities	201,508	488,237

Cash Flows from Investing Activities:
Capital expenditures	(17,997)	(55,472)
Proceeds from sales of emission and exchange allowances	7	12,798
Purchases of emission allowances	—	(5,358)
Restricted cash	(4,742)	(3,801)
Other, net	1,400	—

Net cash used in continuing operations from investing activities	(21,332)	(51,833)
Net cash used in discontinued operations from investing activities	(803)	(15,728)

Net cash used in investing activities	(22,135)	(67,561)

Cash Flows from Financing Activities:
Proceeds from issuances of stock	1,881	2,163

Net cash provided by financing activities	1,881	2,163

Net Change in Cash and Cash Equivalents, Total Operations	181,254	422,839
Less: Net Change in Cash and Cash Equivalents, Discontinued Operations	625	16,891
Cash and Cash Equivalents at Beginning of Period, Continuing Operations	943,440	1,004,367

Cash and Cash Equivalents at End of Period, Continuing Operations	$1,124,069	$1,410,315

Free Cash Flow Reconciliation
(Unaudited)

	Three Months Ended March 31,
	2010	2009
	(millions of dollars)

Operating cash flow from continuing operations	$176	$199
Change in margin deposits, net	(97)	(106)

Adjusted cash flow provided by continuing operations	79	93

Capital expenditures	(18)	(55)
Proceeds from sales of emission and exchange allowances	—	12
Purchases of emission allowances	—	(5)

Free cash flow provided by continuing operations	$61	$45

Reference is made to RRI Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2009

RRI Energy, Inc. and Subsidiaries
Power Generation Operational and Financial Data
(Unaudited)

	Three Months Ended March 31,
	2010	2009	Change
	(in millions)
East Coal
Open energy gross margin (1)	$88	$92	$(4)
Other margin (2)	49	34	15

Open gross margin (3) (4)	$137	$126	$11

East Gas
Open energy gross margin (1)	$—	$1	$(1)
Other margin (2)	49	38	11

Open gross margin (3) (4)	$49	$39	$10

West
Open energy gross margin (1)	$—	$1	$(1)
Other margin (2)	12	11	1

Open gross margin (3) (4)	$12	$12	$—

Other
Open energy gross margin (1)	$—	$—	$—
Other margin (2)	6	13	(7)

Open gross margin (3) (4)	$6	$13	$(7)

Total
Open energy gross margin (1)	$88	$94	$(6)
Other margin (2)	116	96	20

Open gross margin (4)	$204	$190	$14

Total margin capture factor (5)	82.4%	85.2%	-2.8%

	Three Months Ended March 31,
	2010		2009	Change

Generation (GWh) (6):
East Coal	5,373.3		5,085.8	287.5
East Gas	92.6		156.4	(63.8)
West	21.2		128.2	(107.0)
Other	—		—	—

Total	5,487.1		5,370.4	116.7

Open Energy Unit Margin ($/MWh) (7):
East Coal	$16.38		$18.09	$(1.71)
East Gas	NM	(8)	6.39	NM (8)
West	—		7.80	(7.80)
Other	—		—	—

Weighted average total	$16.04		$17.50	$(1.46)

(1)	Open energy gross margin is calculated using the day-ahead and real-time market power sales prices received by the plants less market-based delivered fuel costs.

(2)	Other margin represents power purchase agreements, capacity payments, ancillary services revenues and selective commercial strategies relating to optimizing our assets.

(3)	Segment profitability measure.

(4)	This figure excludes the effects of hedges and other items and unrealized gains/losses on energy derivatives.

(5)	Total margin capture factor (TMCF) is calculated by dividing open gross margin generated by the plants by the total open gross margin available, assuming 100% availability.

(6)	Excludes generation related to power purchase agreements.

(7)	Represents open energy gross margin divided by generation.

(8)	NM is not meaningful.
Reference is made to RRI Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2009

RRI Energy, Inc. and Subsidiaries
Total Controllable Costs Metrics
(Unaudited)
Efficiency Measures — Total Controllable Costs

	Three Months Ended March 31,
	2010	2009
	(in millions, except per MWh and per MW data)

Operation and maintenance, excluding severance (1)	$160	$156
REMA lease expense	(15)	(15)
General and administrative, excluding severance (1)	21	29
Maintenance capital expenditures	6	19

Total Controllable Costs	$172	$189

TWh generation	5.5	5.4

Total Controllable Costs/MWh	$31	$35

MW capacity (2)	14,581	14,580

Total Controllable Costs ($ thousands)/MW capacity	$11.8	$13.0
Reconciliation

	Three Months Ended March 31,
	2010	2009
	(in millions, except per MWh and per MW data)

Operation and maintenance (O&M)	$160	$157
General and administrative (G&A)	21	29
Capital expenditures	18	55

Total operation and maintenance, general and administrative and capital expenditures	$199	$241

Total Controllable Costs	$172	$189
REMA lease expense in operation and maintenance	15	15
Severance included in operation and maintenance	—	1
Environmental capital expenditures	10	29
Capitalized interest	2	7

Total operation and maintenance, general and administrative and capital expenditures	$199	$241

TWh generation	5.5	5.4

Total O&M, G&A and capital expenditures/MWh	$36	$45

MW capacity (2)	14,581	14,580
Total O&M, G&A and capital expenditures ($ thousands)/MW capacity	$13.6	$16.5

(1)	Excludes severance charges incurred in connection with (a) repositioning the company in connection with the sale of our retail business and (b) implementing our plant-specific operating model. During the three months ended March 31, 2010 and 2009, there were no severance charges included in general and administrative.

(2)	MW capacity changed from March 31, 2009 to March 31, 2010 due to MW re-ratings that occurred during the second and fourth quarters of 2009.
Reference is made to RRI Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2009

RRI Energy, Inc. and Subsidiaries
East Coal
(Unaudited)

	Net Generating	Heat Rate	Q1 Total Margin Capture Factor		Q1 Generation (GWh)
Unit Name	Capacity (MW)	(MMBtu/MWh)	2010	2009	2010	2009

Cheswick	560	10.0	75.5%	91.2%	758.0	761.6
Conemaugh (1)	281	9.4	94.8%	97.8%	531.7	548.4
Elrama	460	11.3	78.0%	77.8%	141.1	77.9
Keystone (1)	284	9.5	93.2%	90.0%	514.1	499.2
Portland	401	9.8	75.5%	81.7%	433.3	594.0
Seward	525	9.6	60.9%	56.6%	654.9	581.1
Shawville (1)	597	10.3	80.2%	94.1%	751.7	729.2
Titus	243	10.8	86.0%	96.3%	229.4	331.7
Avon Lake	763	9.3	83.3%	79.5%	908.3	742.1
New Castle	333	10.6	94.4%	84.0%	264.0	127.9
Niles	244	10.5	77.9%	65.3%	186.8	92.7

East Coal Total	4,691		79.1%	82.5%	5,373.3	5,085.8

(1)	The Company leases a 100% interest in the Shawville plant, a 16.67% interest in the Keystone plant and a 16.45% interest in the Conemaugh plant under facility lease agreements, which expire in 2026, 2034 and 2034, respectively. The table includes our net share of capacity of these plants.
Reference is made to RRI Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2009

RRI Energy, Inc. and Subsidiaries
East Gas
(Unaudited)

	Net Generating	Heat Rate	Q1 Total Margin Capture Factor		Q1 Generation (GWh)
Unit Name	Capacity (MW)	(MMBtu/MWh)	2010	2009	2010	2009

Aurora	878	10.5	NM (1)	NM (1)	0.3	1.4
Blossburg	19	14.6	NM (1)	NM (1)	0.3	0.1
Brunot Island	289	10.4	NM (1)	NM (1)	2.0	—
Gilbert	536	11.0	NM (1)	NM (1)	0.7	7.9
Glen Gardner	160	14.6	NM (1)	NM (1)	0.1	—
Hamilton	20	14.8	NM (1)	NM (1)	—	0.1
Hunterstown	60	14.8	NM (1)	NM (1)	—	0.3
Hunterstown CCGT	810	7.0	97.0%	93.8%	88.7	141.4
Mountain	40	14.3	NM (1)	NM (1)	—	1.5
Orrtanna	20	14.4	NM (1)	NM (1)	—	—
Portland	169	11.2	NM (1)	NM (1)	—	1.9
Sayreville	224	13.8	NM (1)	NM (1)	0.5	1.2
Shawnee	20	14.0	NM (1)	NM (1)	—	—
Shawville (2)	6	10.2	NM (1)	NM (1)	—	—
Titus	31	17.4	NM (1)	NM (1)	—	—
Tolna	39	14.2	NM (1)	NM (1)	—	0.2
Warren	68	12.8	NM (1)	NM (1)	—	—
Werner	212	13.8	NM (1)	NM (1)	—	0.4
Shelby	356	9.8	NM (1)	NM (1)	—	—

East Gas Total	3,957		91.7%	92.1%	92.6	156.4

(1)	NM is not meaningful.

(2)	The Company leases a 100% interest in the Shawville plant under a facility lease agreement, which expires in 2026. The table includes our net share of capacity of this plant.
Reference is made to RRI Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2009

RRI Energy, Inc. and Subsidiaries
West and Other
(Unaudited)
West

	Net Generating	Heat Rate	Q1 Total Margin Capture Factor				Q1 Generation (GWh)
Unit Name	Capacity (MW)	(MMBtu/MWh)	2010		2009		2010	2009

Coolwater	622	10.1	NM	(1)	NM	(1)	0.8	0.7
Ellwood (2)	54	13.3	NM	(1)	NM	(1)	—	—
Etiwanda (2)	640	10.0	NM	(1)	NM	(1)	—	—
Mandalay (2)	560	10.9	NM	(1)	NM	(1)	10.6	67.2
Ormond Beach	1,516	9.6	NM	(1)	NM	(1)	9.8	60.3

West Total	3,392		79.1%		81.5%		21.2	128.2

Other

	Net Generating	Heat Rate	Q1 Total Margin Capture Factor				Q1 Generation (GWh)
Unit Name	Capacity (MW)	(MMBtu/MWh)	2010		2009		2010	2009

Choctaw	800	7.0	NM	(1)	NM	(1)	—	—
Indian River (2)(3)	587	10.5	NM	(1)	NM	(1)	—	—
Osceola (2)	470	11.0	NM	(1)	NM	(1)	—	—
Sabine (4)	54	N/A	N/A		N/A		N/A	N/A
Vandolah (5)	630	N/A	N/A		N/A		N/A	N/A

Other Total	2,541		NM	(1)	NM	(1)	—	—

(1)	NM is not meaningful.

(2)	Excludes generation during periods the unit operated under power purchase agreements.

(3)	This plant was mothballed in January 2010.

(4)	We own 50% interest in this plant located in Texas (non-ERCOT) having a net generating capacity of 108 MW. An unaffiliated party owns the other 50%. The table includes our net share of the capacity of this plant.

(5)	We are party to a tolling agreement entitling us to 100% of the capacity of this Florida plant having 630 MW of net generating capacity. This tolling agreement expires in 2012 and is treated as an operating lease for accounting purposes.
Reference is made to RRI Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2009

RRI Energy, Inc. and Subsidiaries
Capital Expenditures
(Unaudited)

	Three Months Ended March 31,
	2010		2009
	(in millions)

Maintenance capital expenditures	$6		$19

Environmental	10		29
Capitalized interest	2	(1)	7	(2)

Total environmental and capitalized interest	12		36

Total capital expenditures	$18		$55

(1)	Relates primarily to environmental capital expenditures for SO2 emission reductions at our Cheswick plant, which is included in our East Coal segment.

(2)	Relates primarily to environmental capital expenditures for SO2 emission reductions at our Cheswick and Keystone plants, which are included in our East Coal segment.
Reference is made to RRI Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2009

RRI Energy, Inc. and Subsidiaries
GAAP Debt, Gross Debt and Net Debt
(Unaudited)

	March 31, 2010	December 31, 2009	Change
	(in millions)

Senior secured revolver	$—	$—	$—
Senior secured notes	279	279	—
Senior unsecured notes	1,300	1,300	—
Orion Power 12% notes (1)	401	405	(4)
PEDFA fixed-rate bonds for Seward plant	371	371	—

GAAP Debt	$2,351	$2,355	$(4)

Orion Power 12% notes purchase accounting adjustment	(1)	(5)	4
REMA operating leases (off-balance sheet)	423	423	—

Gross Debt	$2,773	$2,773	$—

Cash and cash equivalents	(1,124)	(943)	(181)
Restricted cash	(29)	(24)	(5)
Net margin deposits and cash collateral	(154) (2)	(260) (3)	106

Net Debt	$1,466	$1,546	$(80)

(1)	Orion Power 12% notes include purchase accounting adjustment of $1 million and $5 million as of March 31, 2010 and December 31, 2009, respectively. This debt was paid off in May 2010.

(2)	Includes $27 million related to discontinued operations and $28 million related to cash collateral.

(3)	Includes $45 million related to discontinued operations and $20 million related to cash collateral.
Reference is made to RRI Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2009
FOR ADDITIONAL INQUIRIES PLEASE CONTACT:
Dennis Barber
(832) 357-3042